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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/ /	Soliciting Material Pursuant to §240.14a-12
INTEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTEL CORPORATION
2200 Mission College Blvd.
Santa Clara, CA 95052-8119
(408) 765-8080

April 11, 2001

Dear Stockholder:

    Intel's 2001 Annual Stockholders' Meeting will be held on May 24, 2001 at the Santa Clara Convention Center in Santa Clara, California, and we look forward to your attendance either in person or by proxy. For your convenience, the company is also pleased to offer a Webcast of the annual meeting at www.intc.com/intel/finance/presentations.

    The notice of annual meeting, proxy statement and proxy card from the Board of Directors are enclosed. Intel is also pleased to offer its stockholders the opportunity to receive stockholder communications electronically. You may access the notice of annual meeting and the proxy statement on the Internet at www.intel.com/intel/finance/proxy01. For more information, see "Electronic Delivery of Intel Stockholder Communications" on page 2.

    At this year's annual meeting, the agenda includes the annual election of directors and a proposal to ratify the appointment of our independent auditor. The Board of Directors recommends that you vote FOR election of the slate of director nominees and FOR ratification of appointment of the independent auditor. Please refer to the proxy statement for detailed information on each of the proposals. If you have any further questions concerning the annual meeting or any of the proposals, please contact Intel Investor Relations at (408) 765-4994. For questions regarding your stock ownership, you may contact our transfer agent, Computershare Investor Services, LLC, by e-mail at web.queries@computershare.com or by phone at (800) 298-0146 (within the U.S. and Canada) or (312) 360-5123 (outside the U.S. and Canada, call collect). For questions relating to voting, you may contact D. F. King & Co., Inc., our proxy solicitors, at (800) 347-4750 (within the U.S. and Canada) or (212) 269-5550 (outside the U.S. and Canada, call collect).

Sincerely yours,

Andrew S. Grove
 Chairman of the Board

INTEL CORPORATION

Notice of Annual Stockholders' Meeting
May 24, 2001
10:00 a.m. Pacific Time

Dear Stockholder:

    You are cordially invited to attend Intel's 2001 Annual Stockholders' Meeting, which will be held on May 24, 2001 at the Santa Clara Convention Center, Santa Clara, California, at 10:00 a.m. Pacific Time. Driving directions and a map appear on the back cover of this proxy statement. For your convenience, the company is also pleased to offer a Webcast of the annual meeting at www.intc.com/intel/finance/presentations. For further details, see "Attending the Annual Meeting" on page 2. The annual meeting is being held for the following purposes:

  1.
  To elect a board of directors to hold office until the next annual stockholders' meeting or until their respective successors have been elected or appointed.

  2.
  To ratify the appointment of Ernst & Young LLP as the company's independent auditor for 2001.

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

    These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record on the books of the company at the close of business on March 26, 2001 will be entitled to vote at the annual meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at the offices of the company, 2200 Mission College Blvd., Santa Clara, California 95052-8119.

    To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet at www.proxyvote.com, (2) by phone (please see your proxy card for instructions) and (3) by mail, using the paper proxy card. For further details, see "Voting" on page 2.

                      THE BOARD OF DIRECTORS

                      By: F. THOMAS DUNLAP, JR.
                       Secretary

Santa Clara, California
April 11, 2001

DOORS WILL OPEN AT 9:30 a.m.

ATTENDING THE ANNUAL MEETING

    We are pleased to offer two options for our 2001 annual meeting: (1) viewing a live Webcast at www.intc.com/intel/finance/presentations or (2) attending in person. The annual meeting will be held at 10:00 a.m. Pacific Time on Thursday, May 24, 2001 at the Santa Clara Convention Center, Santa Clara, California, located at the corner of Great America Parkway and Tasman Drive. Driving directions and a map to the Convention Center appear on the back cover of this proxy statement. When you arrive at the Convention Center, signs will direct you to the appropriate meeting rooms. Please note that the doors to the meeting rooms will not open until 9:30 a.m. If you choose to view the Webcast, go to www.intc.com/intel/finance/presentations shortly before the meeting time, and follow the instructions for downloading the Webcast. If you miss the annual meeting, you can view a replay of the Webcast at www.intc.com/intel/finance/presentations until June 23, 2001. You need not attend the annual meeting in order to vote.

VOTING

    To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have three options for submitting their vote:
(1) via the Internet at www.proxyvote.com, (2) by phone (please see your proxy card for instructions) and (3) by mail, using the paper proxy card. When you vote via the Internet or by phone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting.

ELECTRONIC DELIVERY OF INTEL STOCKHOLDER COMMUNICATIONS

    Intel is pleased to offer its stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your stockholder votes online. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. To sign up for electronic delivery, visit www.icsdelivery.com/intel and enter information for all of your Intel stockholdings. Your enrollment will be effective until canceled. If you have questions about electronic delivery, please call Intel Investor Relations at (408) 765-4994.

INTEL CORPORATION
2200 Mission College Blvd.
Santa Clara, CA 95052-8119

PROXY STATEMENT

    The enclosed proxy is solicited by the company's Board of Directors for the Annual Stockholders' Meeting to be held at the Santa Clara Convention Center, Santa Clara, California, on Thursday, May 24, 2001, at 10:00 a.m. Pacific Time, and at any postponement or adjournment of the meeting, for the purposes set forth in "Notice of Annual Stockholders' Meeting" on page 1.

Record Date and Share Ownership

    Only stockholders of record on the books of the company at the close of business on March 26, 2001 will be entitled to vote at the annual meeting. Presence in person or by proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum. As of the close of business on February 23, 2001, the company had 6,718,248,848 outstanding shares of common stock. Copies of this proxy statement were first available to stockholders on April 11, 2001.

Submitting and Revoking Your Proxy

    If you complete and submit your proxy (see "Voting" on page 2), the shares represented by your proxy will be voted at the annual meeting in accordance with your instructions. If you submit a proxy by mail, but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted as follows:

  •
  FOR the election of the nominees for director set forth in "Proposal 1: Election of Directors" on page 4; and

  •
  FOR ratification of the appointment of Ernst & Young LLP as the company's independent auditor for 2001.

    In addition, if other matters come before the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. The company has not received notice of other matters that may properly be presented at the annual meeting. You may revoke your proxy at any time prior to the start of the annual meeting by: (1) submitting a later-dated vote, in person at the annual meeting, via the Internet, by telephone or by mail (see "Voting" on page 2), or (2) delivering instructions to the Secretary of the company at 2200 Mission College Blvd., Santa Clara, California 95052-8119.

    If you participate in the Intel Stock Fund through the 401(k) Savings Plan or the Puerto Rico Retirement Savings Plan, your proxy represents the number of shares in your plan account as well as other shares registered in your name. For shares in your plan account, your proxy will serve as a voting instruction for Mellon Bank, N.A., the plan trustee, or its designee. If Mellon Bank or its designee does not receive voting instructions for shares in your plan account, those shares will be voted in the same proportion as other plan participants' shares for which Mellon Bank or its designee has received voting instructions.

    Each share of Intel common stock outstanding on the record date will be entitled to one vote on all matters. The 11 candidates for election as directors who receive the highest number of affirmative votes will be elected. Ratification of the independent auditor for the company will require the affirmative vote of a majority of the shares of the company's common stock present or represented and voting at the annual meeting. For the purpose of determining whether matters other than the election of directors have been approved by the stockholders, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for purposes of determining whether that matter has been approved by stockholders, but they are counted as present for purposes of determining the existence of a quorum at the annual meeting.

PROPOSAL 1:  ELECTION OF DIRECTORS

    Unless otherwise marked, all proxies received will be voted FOR the election of each nominee named in this section. Each current director has been nominated for reelection, except Gordon Moore, a director for 32 years, who is retiring from the Board in accordance with the company's policy regarding retirement of directors, and therefore will not be standing for reelection. Mr. Reed Hundt has been nominated for election to fill the vacancy resulting from Dr. Moore's retirement from the Board. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee designated by the present Board of Directors to fill the vacancy or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the Board of Directors may reduce the size of the Board. The Board of Directors has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next annual stockholders' meeting following the 2001 annual meeting or until their successors, if any, are elected or appointed. Set forth in this section are the names and biographical information for each of the nominees. The Board of Directors recommends a vote "FOR" the election of each of the following nominees.

Craig R. Barrett 61 Years Old Director Since 1992 President and Chief Executive Officer of the Company	Craig R. Barrett has been President of Intel since 1997, Chief Executive Officer since 1998 and a director of the company since 1992. Dr. Barrett joined the company in 1975. In 1984, he was elected Vice President, and in 1985 he became Vice President and General Manager of the Components Technology and Manufacturing Group. Dr. Barrett became a Senior Vice President in 1987 and General Manager of the Microcomputer Components Group in 1989. He was an Executive Vice President from 1990 to 1997 and Chief Operating Officer from 1993 to 1998. Dr. Barrett is also a director of Qwest Communications International Inc. and a member of the National Academy of Engineering.
John P. Browne 53 Years Old Director Since 1997 Group Chief Executive of BP Amoco p.l.c.
John P. Browne has been a director of Intel since 1997. He has been a Managing Director since 1991 and Group Chief Executive since 1995 of BP Amoco p.l.c., a provider of energy and petrochemicals. Mr. Browne is also a director of the Goldman Sachs Group, Inc., a member of the Supervisory Board of DaimlerChrysler AG and a Trustee of the British Museum. He is a Fellow of the Royal Academy of Engineering in the United Kingdom, a Fellow of the Institute of Mining and Metallurgy, a Fellow of the Institute of Physics, an Honorary Fellow of the Institute of Chemical Engineers and an Honorary Fellow of St. John's College, Cambridge. Mr. Browne is also Emeritus

Chairman of the Advisory Board of the Graduate School of Business, Stanford University, a trustee of The Conference Board, Inc. and a Vice President and Member of the Board of the Prince of Wales Business Leaders Forum.
Winston H. Chen 59 Years Old Director Since 1993 Chairman of Paramitas Foundation
Winston H. Chen has been a director of Intel since 1993 and is Chairman of the Audit Committee of the Board of Directors. He is Chairman of Paramitas Foundation, a charitable foundation. Between 1978 and 1994, he held several positions, including President, Chief Executive Officer and Chairman of the Board of Directors, at Solectron Corporation, an electronics contract manufacturer. Dr. Chen continues to serve as a director of Solectron. He is also a member of the Board of Trustees of Santa Clara University and the Board of Trustees of Stanford University.
Andrew S. Grove 64 Years Old Director Since 1974 Chairman of the Board of the Company
Andrew S. Grove has been a director of Intel since 1974 and Chairman of the Board since 1997. Dr. Grove participated in founding the company in 1968 and served as Vice President and Director of Operations through 1974. He became Executive Vice President in 1975 and was Chief Operating Officer from 1976 to 1987. Dr. Grove was President from 1979 to 1997 and Chief Executive Officer from 1987 to 1998. He is a part-time Lecturer at the Graduate School of Business, Stanford University, and a director of CaP CURE and the International Rescue Committee. Dr. Grove is also a member of the National Academy of Engineering and a Fellow of the Institute of Electrical and Electronic Engineers ("IEEE").
D. James Guzy 65 Years Old Director Since 1969 Chairman of Arbor Company
D. James Guzy has been a director of Intel since 1969 and is Chairman of the Nominating Committee of the Board. Since 1969, he has been Chairman of Arbor Company, a limited partnership engaged in the electronics and computer industry. Mr. Guzy is also Chairman of the Board of PLX Technology, Inc. and a director of Cirrus Logic, Inc., Micro Component Technology, Inc., Novellus Systems, Inc., Davis Selected Group of Mutual Funds and Alliance Capital Management Technology Fund.
Reed E. Hundt 53 Years Old Senior Advisor to McKinsey & Company, Inc. Venture Partner of Benchmark Capital
Reed E. Hundt has been a senior advisor on information industries to McKinsey & Company, Inc., a management consulting firm, since 1998. Mr. Hundt has also been a special advisor since June 2000 to the Blackstone Group, a private equity firm. Mr. Hundt has been a venture partner since 1999 at Benchmark Capital, a venture capital firm that specializes in investments in high-tech companies. From 1993 to 1997, Mr. Hundt was Chairman of the Federal Communications Commission, from 1997 to 2000, Mr. Hundt was a principal of Charles Ross Partners, LLC and from 1999 to 2001, Mr. Hundt served as a member of the Intel Policy Advisory Board. Mr. Hundt is a director of Allegiance Telecom, Inc., Northpoint Communications, Inc., Novell, Inc. and Brience, Inc.

David S. Pottruck 52 Years Old Director Since 1998 President and Co-Chief Executive Officer of The Charles Schwab Corporation
David S. Pottruck has been a director of Intel since 1998. Mr. Pottruck is President and Co-Chief Executive Officer of The Charles Schwab Corporation, a financial services provider. Mr. Pottruck is a member of the Board of Governors of the National Association of Securities Dealers and is also a director of U.S. Trust Corporation, McKesson HBOC and the U.S. Ski and Snowboard Team Foundation. He is a trustee of the University of Pennsylvania.
Jane E. Shaw 62 Years Old Director Since 1993 Chairman and Chief Executive Officer of AeroGen, Inc.
Jane E. Shaw has been a director of Intel since 1993 and is Chairman of the Compensation Committee of the Board. Dr. Shaw is Chairman and Chief Executive Officer of AeroGen, Inc., a company specializing in controlled delivery of drugs to the lungs. She founded The Stable Network, a biopharmaceutical consulting company, in 1995. She was President and Chief Operating Officer of ALZA Corporation, a drug delivery company, from 1987 to 1994. Dr. Shaw is a director of IntraBiotics Pharmaceuticals, Inc., McKesson HBOC and Boise Cascade Corporation.
Leslie L. Vadasz 64 Years Old Director Since 1988 Executive Vice President and President, Intel Capital
Leslie L. Vadasz has been a director of Intel since 1988 and has been Executive Vice President and President, Intel Capital, since January 2000. Intel Capital is responsible for the company's strategic investment programs. Mr. Vadasz joined the company in 1968 when it was founded and has held various positions at Intel since that date. Mr. Vadasz was Senior Vice President of the company and Director of Corporate Business Development from 1991 to January 2000. He is a Fellow of the IEEE.
David B. Yoffie 46 Years Old Director Since 1989 Professor of International Business Administration, Harvard Business School
David B. Yoffie has been a director of Intel since 1989. He is Lead Independent Director and Chairman of the Corporate Governance Committee of the Board. He has been the Max & Doris Starr Professor of International Business Administration at the Harvard Business School since 1993 and has been on the Harvard University faculty since 1981. He is also a director of the National Bureau of Economic Research.
Charles E. Young 69 Years Old Director Since 1974 President of the University of Florida
Charles E. Young has been a director of Intel since 1974. He is President of the University of Florida and Chancellor Emeritus of the University of California at Los Angeles. Dr. Young served as Chancellor of the University of California at Los Angeles from 1968 to 1997. He is a director of Nicholas-Applegate Growth Equity Fund, Inc. and Student Advantage, Inc.

    Except as noted, each nominee has been engaged in the principal occupation described during the past five years. There are no family relationships among any directors or executive officers of the company. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" on page 11 and is based upon information furnished by the respective individuals.

Retiring Director
Gordon E. Moore 72 Years Old Chairman Emeritus of the Board of the Company	Gordon E. Moore has been a director of Intel from 1968 to 2001 and Chairman Emeritus of the Board since 1997. Dr. Moore co-founded the company in 1968. Prior to 1975, he served as Executive Vice President, from 1975 to 1979 he served as President, and from 1975 to 1987 he served as Chief Executive Officer. Dr. Moore is a director of Gilead Sciences, Inc., Chairman of the Board of Trustees of the California Institute of Technology, a member of the National Academy of Engineering, a Fellow of the IEEE and a member of the Board of Directors of Conservation International.

Director Emeritus

    The following former director of the company has been elected by the Board to serve as a Director Emeritus. Directors Emeriti are invited to attend Board and committee meetings, but they do not have voting rights. Upon Gordon Moore's retirement from the Board of Directors, the Board intends to elect Dr. Moore as a Director Emeritus.

Arthur Rock 74 Years Old Director Emeritus Since 1999 Principal of Arthur Rock and Company	Arthur Rock is a principal of Arthur Rock and Company, a venture capital firm, and was a director of Intel from 1968 to 1999. He is also a director of Echelon Corporation, a Life Trustee of the California Institute of Technology and a member of the Board of Governors of the National Association of Securities Dealers.

BOARD COMMITTEES AND MEETINGS

    The Board of Directors currently has standing Executive, Audit, Finance, Nominating, Corporate Governance and Compensation Committees. Each of these committees has a written charter approved by the Board. The members of the committees are identified in the following table.

Director	Executive	Audit	Finance	Nominating	Corporate Governance	Compensation
C. Barrett	X
J. Browne		X				X
W. Chen		Chair				X
A. Grove	X
J. Guzy		X		Chair	X
G. Moore	Chair		Chair
D. Pottruck		X	X			X
J. Shaw				X	X	Chair
L. Vadasz
D. Yoffie	X		X	X	Chair
C. Young			X	X	X

    The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as limited by Delaware law. The Executive Committee held three meetings in 2000.

    The Audit Committee assists the Board of Directors in its general oversight of the company's financial reporting, internal controls and audit functions. The Board's charter for the Audit Committee is attached as Exhibit A to this proxy statement. During 2000, the Audit Committee held three meetings. For further information, see "Report of the Audit Committee" on page 22.

    The Finance Committee reviews and recommends matters related to the company's capital structure, including issuance and restructuring of debt and equity securities; the company's dividend policy and dividend declarations; banking arrangements, including investments of corporate cash; and management of the corporate debt structure. In addition, the Finance Committee reviews and approves structured finance and other cash management transactions whose authorization is not otherwise approved by the Board of Directors or delegated to the company's management. During 2000, the Finance Committee held two meetings.

    The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board. The Nominating Committee held one meeting during 2000. The Nominating Committee considers nominees proposed by the stockholders. Any stockholder who wants to recommend a prospective nominee for the Nominating Committee's consideration may do so by giving the candidate's name and qualifications in writing to the Secretary of the company at the following address: M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119.

    The Corporate Governance Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance. The Corporate Governance Committee also reviews and assesses the effectiveness of the Board's Guidelines on Significant Corporate Governance Issues and recommends to the Board proposed revisions to the Guidelines. In addition, the Corporate Governance

Committee makes recommendations to the Board regarding the agenda for the company's annual stockholders' meetings, and reviews stockholder proposals and makes recommendations to the Board for action on such proposals. The Corporate Governance Committee held two meetings during 2000.

    The Compensation Committee administers the company's stock option plans, including the review and grant of stock options to officers and other employees under the company's stock option plans. The Compensation Committee also reviews and approves various other company compensation policies and matters, and reviews and approves salaries and other matters relating to compensation of the executive officers of the company. The Compensation Committee regularly acts by written consent, and it held one meeting during 2000. For further information, see "Report of the Compensation Committee on Executive Compensation" on page 14.

    The Board of Directors held ten meetings during 2000. Each director is expected to attend each meeting of the Board and the committees on which he or she serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. No director attended less than 75% of all the meetings of the Board and the committees on which he or she served in 2000.

CORPORATE GOVERNANCE GUIDELINES

    The Board of Directors has adopted the Guidelines on Significant Corporate Governance Issues, and the Board's Corporate Governance Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Guidelines are published on the Internet at www.intc.com/intel/finance/corp_gov.htm. Among other matters, the Guidelines include the following:

  •
  A majority of the members of the Board of Directors are independent directors, as defined in the applicable rules for Nasdaq-traded issuers. Independent directors do not receive consulting, legal or other fees from the company other than Board compensation.

  •
  Directors stand for reelection every year. Directors may not stand for reelection after age 72.

  •
  The Board appoints members of Board committees.

  •
  The Audit, Nominating, Compensation and Corporate Governance Committees consist entirely of independent directors.

  •
  The Board has a process whereby the Board and its members are subject to periodic self-evaluation and self-assessment.

  •
  At least annually, the Board reviews the company's strategic long-range plan, business unit initiatives, capital projects and budget matters.

  •
  The Board has established the position of Lead Independent Director, which is currently held by Dr. Yoffie. Independent directors meet on a regular basis apart from other Board members and management representatives, and the Lead Independent Director is responsible for setting the agenda and running the meetings.

  •
  The Chief Executive Officer periodically reports to the Board on succession planning and management development.

  •
  At least annually, the Board evaluates the performance of the Chief Executive Officer and other senior management personnel.

  •
  Incentive compensation plans link pay directly and objectively to measured financial goals set in advance by the Compensation Committee. For additional information, see "Report of the Compensation Committee on Executive Compensation" on page 14.

DIRECTORS' COMPENSATION

    Directors who are company employees receive no additional or special compensation for serving as directors. In 2000, each non-employee director was paid a retainer fee of $24,000. In addition, non-employee directors receive a fee of $4,000 plus out-of-pocket expenses for each regular Board of Directors meeting attended. Non-employee directors also receive a fee of $500 for each special telephonic Board of Directors meeting attended. In 2000, Mr. Yoffie received an additional $6,000 for serving as Lead Independent Director.

    The company also grants stock options to non-employee directors. In accordance with the company's 1984 Stock Option Plan, option grants to non-employee directors may not exceed 40,000 shares per director per year, and the exercise price of the options must be equal to the fair market value on the date of grant. During 2000, the company granted each non-employee director an option to purchase a total of 15,000 shares at an exercise price of $61.45 per share. Non-employee director options are exercisable in full one year from the date of grant.

    The company has a deferred compensation plan for non-employee directors. Under this plan, non-employee directors may elect to defer up to 100% of their annual retainer and fees, and receive an investment return on the deferred funds as if the funds were invested in the company's common stock. Non-employee directors participating in the plan may make irrevocable elections to receive the deferred funds in a lump sum or in equal annual installments over 5 years or 10 years, and to begin receiving distributions at retirement or at the earlier of retirement and a date specified at the time of the election, which cannot be less than 24 months from the election date. This deferred non-employee director compensation is an unsecured obligation of the company. Drs. Yoffie and Shaw and Mr. Pottruck participated in the deferred compensation plan for 2000.

    In 1998, the Board terminated its retirement program for non-employee directors. The retirement program provided a retirement benefit to any non-employee director who had at least 10 years of service or who retired after the age of 65 with at least 5 years of service. All non-employee directors serving at the time of termination were vested with the number of years served (regardless of whether they had met the previous vesting requirements), and no further years of service will accrue for purposes of retirement benefits. Directors vested under the program receive an annual benefit equal to the annual retainer fee in effect at the time of payment, to be paid beginning at commencement of retirement and continuing for the lesser of the number of years served as a non-employee director or the life of the director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    To the company's knowledge, the following sets forth information regarding ownership of the company's outstanding common stock on February 23, 2001 by (i) each director, director nominee, director emeritus and named executive officer, and (ii) all directors, director nominees, directors emeriti and all executive officers as a group. The company does not know of any person who is a beneficial owner of more than 5% of its outstanding shares of common stock. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.

Stockholder	Number of Shares of Common Stock Beneficially Owned at February 23, 2001		Percent of Class
Gordon E. Moore, Director and Chairman Emeritus	179,093,998	(1)	2.7%
D. James Guzy, Director	13,147,352	(2)	*
Andrew S. Grove, Director and Chairman	11,458,708	(3)	*
Leslie L. Vadasz, Director and Executive Vice President	6,450,534	(4)	*
Craig R. Barrett, Director, President and Chief Executive Officer	5,121,424	(5)	*
Winston H. Chen, Director	995,000	(6)	*
Jane E. Shaw, Director	667,236	(7)	*
David B. Yoffie, Director	421,400	(8)	*
David S. Pottruck, Director	195,400	(9)	*
Charles E. Young, Director	58,600	(10)	*
John P. Browne, Director	56,600	(11)	*
Reed E. Hundt, Director Nominee	3,000		*
Arthur Rock, Director Emeritus	19,086,036	(12)	*
Paul S. Otellini, Executive Vice President	2,030,980	(13)	*
Gerhard H. Parker, Executive Vice President	1,863,808	(14)	*
Andy Bryant, Executive Vice President	322,702	(15)	*
All directors, director nominees, directors emeriti and executive officers as a group (21 individuals)	246,003,328	(16)	3.7%

*
Less than 1%.

(1)
Does not include 175,000,000 shares contributed by Dr. Moore to a private charitable foundation and a charitable remainder trust in which the foundation holds the remainder interest. Dr. Moore does not have or share voting or disposition authority over the Intel shares held by the foundation and the charitable remainder trust, and he disclaims beneficial ownership of such shares.

(2)
Includes outstanding options to purchase 175,000 shares, which were exercisable as of February 23, 2001, or within 60 days from such date. Also includes 12,329,280 shares held by the Arbor Company of which Mr. Guzy is a general partner.

(3)
Includes outstanding options to purchase 2,064,000 shares, which were exercisable as of February 23, 2001, or within 60 days from such date. Also includes 1,300,000 shares owned by a private charitable foundation, as to which Dr. Grove shares voting and disposition authority. Dr. Grove disclaims beneficial ownership of the shares held by the foundation.

(4)
Includes outstanding options to purchase 700,416 shares, which were exercisable as of February 23, 2001, or within 60 days from such date. Also includes 212,000 shares owned by a private charitable foundation, as to which Mr. Vadasz shares voting and disposition authority. Mr. Vadasz disclaims beneficial ownership of the shares held by the foundation.

(5)
Includes outstanding options to purchase 2,336,000 shares, which were exercisable as of February 23, 2001, or within 60 days from such date.

(6)
Includes outstanding options to purchase 655,000 shares, which were exercisable as of February 23, 2001, or within 60 days from such date.

(7)
Includes outstanding options to purchase 639,000 shares, which were exercisable as of February 23, 2001, or within 60 days from such date.

(8)
Includes outstanding options to purchase 415,000 shares, which were exercisable as of February 23, 2001, or within 60 days from such date.

(9)
Includes outstanding options to purchase 35,000 shares, which were exercisable as of February 23, 2001, or within 60 days from such date. Includes 800 shares held by Mr. Pottruck's daughter and 2,000 shares held by Mr. Pottruck's son. Includes an aggregate of 25,200 shares held in three separate annuity trusts for the benefit of Mr. Pottruck's brother and 12,500 shares held in a limited liability partnership for which Mr. Pottruck has voting and disposition authority. Also includes 40,000 shares owned by three separate trusts. The beneficiary of each of those trusts is a private charitable foundation for which Mr. Pottruck shares voting and disposition authority. Also includes 40,000 shares owned by such private charitable foundation. Mr. Pottruck disclaims beneficial ownership of the shares held by the private charitable foundation and the aforementioned trusts established for the benefit of such foundation.

(10)
Includes outstanding options to purchase 53,500 shares, which were exercisable as of February 23, 2001, or within 60 days from such date.

(11)
Includes outstanding options to purchase 55,000 shares, which were exercisable as of February 23, 2001, or within 60 days from such date.

(12)
Includes 7,680 shares held by Mr. Rock's spouse, as to which Mr. Rock disclaims beneficial ownership because he does not have any voting or disposition authority for such shares.

(13)
Includes outstanding options to purchase 1,640,000 shares, which were exercisable as of February 23, 2001, or within 60 days from such date.

(14)
Includes outstanding options to purchase 1,071,200 shares, which were exercisable as of February 23, 2001, or within 60 days from such date.

(15)
Includes outstanding options to purchase 224,000 shares, which were exercisable as of February 23, 2001, or within 60 days from such date. Also includes 1,600 shares held by Mr. Bryant's daughter and 1,600 shares held by Mr. Bryant's son. Mr. Bryant disclaims beneficial ownership of the shares held by his daughter and his son.

(16)
Includes outstanding options to purchase 13,053,836 shares, which were exercisable as of February 23, 2001, or within 60 days from such date. Also includes 22,500 shares owned by a private charitable foundation, as to which an officer shares voting and disposition authority. Such officer disclaims beneficial ownership of the shares held by the private charitable foundation.

STOCK PRICE PERFORMANCE GRAPH

    Set forth in this section is a line graph comparing the cumulative total stockholder return on Intel common stock against the cumulative total return of the Dow Jones Technology Index and the S&P 500 Index for the period of five fiscal years commencing December 30, 1995 and ending December 30, 2000. The graph and table assume that $100 was invested on December 30, 1995 in each of Intel common stock, the Dow Jones Technology Index and the S&P 500 Index, and that all dividends were reinvested. This data was furnished by Dow Jones and Company, Inc. and Standard & Poor's Compustat Services, Inc. Cumulative total stockholder return for Intel common stock and the Dow Jones Technology Index are based on Intel's fiscal year. Cumulative total stockholder return for the S&P 500 Index is based on a calendar year.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN AMONG INTEL, THE DOW JONES TECHNOLOGY INDEX AND THE S&P 500 INDEX

	1995	1996	1997	1998	1999	2000
Intel Corporation	$100	$239	$251	$443	$590	$427
Dow Jones Technology Index	$100	$139	$161	$286	$515	$330
S&P 500 Index	$100	$123	$164	$211	$255	$232

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors administers the company's executive compensation program. In this regard, the role of the Compensation Committee, which is comprised entirely of outside, non-employee directors, is to review and approve salaries and other compensation of the executive officers of the company and to administer the Executive Officer Bonus Plan (the "Executive Plan"). The Compensation Committee also reviews and approves various other company compensation policies and matters, and administers the company's stock option plans, including the review and approval of stock option grants to the executive officers of the company.

General Compensation Philosophy

    The company's general compensation philosophy is that total cash compensation should vary with the performance of the company in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of the stockholders. The company has several performance-based compensation programs in which the majority of Intel's employees are eligible to participate. Most company employees not compensated on a commission basis participate in the Employee Bonus Plan (the "Employee Plan"). For the executive officers, participation in the Executive Plan is in lieu of participation in the Employee Plan.

    Total cash compensation for the majority of Intel's employees, including its executive officers, consists of the following components:

  •
  Base salary;

  •
  A cash bonus (either through the Employee Plan or the Executive Plan) that is related to earnings per share of the company and is based on an individual bonus target for the performance period (see "Executive Officer Bonus Plan" for a discussion of the bonus plan covering executive officers); and

  •
  A cash bonus that is proportional to corporate profitability (see "Employee Cash Bonus Plan").

    Long-term incentive compensation is realized through the granting of stock options to most employees, including eligible executive officers. In addition, the company has assumed incentive plans in connection with mergers and acquisitions, including vested and unvested in-the-money stock option grants. At the time of assumption, these grants and plans are converted to become options on or grants of Intel common stock. No new grants are made under such assumed plans, and no directors or executive officers of the company are recipients of grants made pursuant to such plans.

    In addition to encouraging stock ownership by granting stock options, the company encourages its employees to own company stock through a tax-qualified employee stock purchase plan, which is generally available to all employees. This plan allows participants to buy company stock at a discount to the market price with up to 10% of their salary and bonuses (subject to certain limits), thereby allowing employees to profit when the value of the company's stock increases over time.

Setting Executive Compensation

    In setting the base salary and individual Executive Plan bonus target amount (together referred to as "BSBT") for executive officers, the Compensation Committee reviews information relating to executive compensation of U.S.-based companies that are considered generally comparable to the company (a substantial majority of which companies are included in the Dow Jones Technology Index). While there is no specific formula that is used to set pay in relation to this market data, executive officer BSBT is generally set to be slightly below the average salaries for comparable jobs in the marketplace. However, when the company's business groups meet or exceed certain predetermined financial and non-financial goals, amounts paid under the company's performance-based compensation programs may lead to total cash compensation levels that are higher than the average salaries for comparable jobs. The Compensation Committee also reviews the compensation levels of the executive officers for internal consistency relative to the 100 most highly paid employees of the company.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the company in any year with respect to each of the company's five most highly paid executive officers. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. The company's 1984 Stock Option Plan and the Executive Plan are qualified so that awards under such plans constitute performance-based compensation not subject to Section 162(m) of the Code. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Base Salary

    In accordance with the company's compensation philosophy that total cash compensation should vary with company performance, the Compensation Committee establishes base salaries of the company's executive officers at levels that the Compensation Committee believes are below the average base salaries of executives of companies considered by the Compensation Committee to be comparable to the company. Thus, as set forth in the following section of this report, a large part of each executive officer's potential total cash compensation is dependent on the performance of the company as measured through its performance-based compensation programs.

    The Compensation Committee reviews the history of and proposals for the compensation package of each of the company's executive officers, including BSBT and performance-based compensation components. The base salary is then set as a percentage of BSBT, taking into account the level and amount of responsibility of the individual. In general, executive officers having the highest level and amount of responsibility have the lowest percentage of their BSBT as base salary and the highest percentage of their BSBT as their individual bonus target amount. For example, in 2000 the base salary for Dr. Barrett, President and Chief Executive Officer, was 50% of his total BSBT. The other executives' base salaries were determined in the same manner, but the base salary segment as a percentage of their BSBT for 2000 ranged from 50% to 58%, depending on their job responsibilities. Once fixed, base salary does not depend on the company's performance. In 2000, Dr. Moore, the company's Chairman Emeritus, received compensation equal in amount to that paid to non-employee directors (as described under "Directors' Compensation").

Performance-Based Compensation

Executive Officer Bonus Plan

    The Executive Plan is a cash-based incentive bonus program. The purpose of the Executive Plan is to motivate and reward eligible employees for good performance by making a portion of their cash compensation dependent on diluted earnings per share ("EPS") of the company.

    The Executive Plan provides for the determination of a maximum bonus amount that is established annually for each executive officer pursuant to a predetermined objective formula, subject to a maximum annual limit of $5,000,000. Under this predetermined formula, the maximum bonus payment for any performance period is the product of (i) the executive officer's individual bonus target for the performance period and (ii) the numerical value of the company's EPS for the performance period multiplied by a pre-established factor (the "multiplier") set by the Compensation Committee. As amended and approved by the company's stockholders in 2000, for purposes of this formula, "EPS" means the greater of (x) the company's operating income or (y) the company's net income per weighted average common and common equivalent shares outstanding, in each case adjustable based upon qualifying objective criteria selected by the Committee at its sole discretion within the period prescribed by the IRS. Such criteria may include, but are not limited to: asset write-downs; acquisition-related charges; litigation; claim judgments, settlements or tax settlements; the effects of changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; unrealized gains or losses on investments; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the company's annual report to stockholders for the applicable year. Operating income does not include interest and other income earned by the company, and does not include a deduction for interest expense and income taxes; as a result, the figure for operating income per share generally exceeds the figure for net income per share. The EPS data used in the calculations is reviewed and approved by the Compensation Committee.

    In January 2000, the Compensation Committee established individual bonus targets ranging from $190,000 to $575,000 for each of the executive officers except Dr. Moore (representing a range of 42% to 50% of BSBT) and set the multiplier as 1.41 for the 2000 performance period (subsequently adjusted to 2.82 in connection with the 2000 stock split). During this period, adjusted operating income per share of $1.73 exceeded adjusted net income per share of $1.64 and led to an EPS value, as defined, of $1.73 to be used in the formula for determining the maximum bonus amount. As authorized by the Executive Plan, the Compensation Committee adjusted operating income per share for certain acquisition-related costs and adjusted net income per share for such acquisition-related costs, as well as the reversal of $600 million of tax accrual related to the IRS audit, which was resolved in the first quarter of 2000.

    Under the Executive Plan, the Compensation Committee has discretion to reduce (but not to increase) an individual's actual bonus payment from the amount that would otherwise be payable under the formula established by the Compensation Committee. In the past, the Compensation Committee has exercised its discretion to pay bonuses at amounts that were below the maximum amounts payable pursuant to that formula. The Executive Plan does not specify the factors that the Compensation Committee evaluates in the exercise of its discretion to reduce bonus payments under the Executive Plan and does not require the Compensation Committee to make such a reduction.

    For the 2000 performance period, the Compensation Committee chose to exercise its discretion to reduce the bonus amounts paid under the Executive Plan to the amounts that would have been paid to the executive officers under the Employee Plan. Bonus payments under the Employee Plan are generally lower than the maximum bonuses payable under the Executive Plan because of differences in the plan calculations of bonus amounts. The Employee Plan formula uses the net income per share amount in its calculation, and that per share amount may be adjusted at the discretion of the Compensation Committee. For 2000, the net income per share amount used in the Employee Plan formula was adjusted for certain acquisition-related costs and the reversal of $600 million of tax accrual. The EPS used in the Executive Plan formula is based on the greater of operating income or net income (subject to adjustment as described in this section). The Employee Plan formula also takes into account whether certain business group objectives have been met over the performance period. For example, for 2000, business group objectives considered in determining the bonus payments under the Employee Plan included financial and non-financial goals such as sales, customer satisfaction, productivity measures, product development schedules, cost reduction and employee training. The goals are set each year and vary from year to year. In determining bonuses payable to the executive officers with responsibility for overall performance of the company, such as the Chairman of the Board and the Chief Executive Officer, the Compensation Committee took into account the corporate average score on achievement of business objectives. For those executive officers with specific responsibility for a particular business group, achievement scores were based on either the individual business group's score or a combination of the group's score and the corporate average score.

Employee Cash Bonus Plan

    The Employee Cash Bonus Plan is a profit sharing program that offers cash rewards to employees, including executive officers, based on corporate profitability. Twice a year, eligible employees receive 0.55 day's pay (calculated based on eligible earnings for the six-month period, including one-half of Employee Plan or Executive Plan bonus targets as applicable) for every two percentage points of corporate pretax profit as a percentage of revenues, or a total payment based on 4% of net income, whichever is greater. The Employee Cash Bonus is paid in the first and third quarters of each year based on corporate performance for the preceding two quarters.

    For the year 2000, payments based on 4% of net income resulted in an annual cash bonus payment under the Employee Cash Bonus Plan of 29.5 days' pay per employee.

Profit Sharing Retirement Plans

    The company has both tax-qualified and non-qualified capital accumulation/retirement plans ("Profit Sharing Retirement Plans"). The tax-qualified plans are available to eligible employees in the U.S. and Puerto Rico, and there are similar plans for certain of the company's non-U.S. subsidiaries. The non-qualified plan is a supplemental plan that provides eligible employees in the U.S. with contributions that could not be credited to their individual accounts under the qualified plan because of limitations under the Code. The Profit Sharing Retirement Plans are defined contribution plans that are designed to accumulate retirement funds for employees, including the executive officers, and to allow the company to make contributions or allocations to those funds. The company contribution is discretionary. The contributions approved by the Board may vary with the financial performance of the company, particularly the revenues and income of the company. However, there are no corporate performance factors or other specific factors that are required to be considered by the Board in determining the contribution. Contributions made by the company under the plans vest based on years of service. Vesting begins after three years of service in 20% annual increments until the employee is 100% vested after seven years.

    For 2000, the discretionary company contributions (including allocation of forfeitures) to the Profit Sharing Retirement Plans for all eligible employees, including executive officers, equaled 12.5% of eligible salary (which includes actual Employee Plan or Executive Plan bonus payments as applicable). Contributions to individual accounts for the qualified plan are limited under the Code. Where Code limits applied, the excess, up to 12.5% of eligible salary, was allocated to the non-qualified plan for eligible employees, including executive officers.

Stock Options

    Stock options are granted by the company to aid in the retention of employees and to align the interests of employees with those of the stockholders. Stock options have value for an employee only if the price of the company's stock increases above the fair market value on the grant date and the employee remains in the company's employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the company's employ. In addition, stock options directly link a portion of an employee's compensation to the interests of stockholders by providing an incentive to maximize stockholder value.

    The company has a 1984 Stock Option Plan, as amended, for use with officers and directors. The 1984 Stock Option Plan is generally used for making annual grants to officers and directors as a part of the company's executive performance review process. Annual stock option grants for executives are a key element of market-competitive total compensation. In 2000, stock options for the executive officers were granted upon recommendation of management and approval of the Compensation Committee. Individual grant amounts were based on internal factors, such as the size of prior grants, relative job scope and contributions made during the past year, as well as a review of publicly available data on senior management compensation at other companies. In general, initial grants received upon commencement of employment are exercisable in increments over a five-year period, and subsequent grants are first exercisable five years after the date of grant (for example, options granted in 2000 become exercisable in 2005). Under this 1984 Stock Option Plan, the company occasionally makes additional stock option grants to key officers and other senior-level employees in recognition of their future potential in leading the corporation. The vesting schedule for these grants is generally longer than that of regular stock options, typically vesting in increments beginning five years after the grant date, with the final increment vesting eight years after the grant date. The company also has a 1997 Stock Option Plan for use with all employees other than officers and directors. Stock options under all such plans are granted at a price equal to the fair market value on the date of grant. In addition, the company has assumed incentive plans in connection with mergers and acquisitions, including vested and unvested in-the-money stock option grants. At the time of assumption, these grants and plans are converted to become options on or grants of Intel common stock. No new grants are made under such assumed plans, and no directors or executive officers of the company are recipients of grants made pursuant to such plans.

Company Performance and CEO Compensation

    The company's compensation program is designed to support the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the company's Chief Executive Officer, Dr. Barrett.

    Dr. Barrett does not have an employment contract. Dr. Barrett's BSBT is determined in the same manner as described for all executive officers. In setting compensation levels for the Chief Executive Officer, the Compensation Committee considers data reflecting comparative compensation information from other companies for the prior year. However, in line with the Compensation Committee's general practice and discretionary authority, Dr. Barrett's 2000 salary and individual bonus target were not tied directly to the comparative compensation data. In January 2000, Dr. Barrett's base salary and bonus target were set at levels that, by comparison to selected companies reflected in the market data (a substantial majority of which are included in the Dow Jones Technology Index), were 57% of the average for base salary, 54% of the average for target incentive-based compensation and 55% of the average for BSBT.

    Under the Executive Plan, Dr. Barrett's actual bonus for 2000 (paid in 2001) was $2,639,250. This bonus, like the bonuses paid to each of the other executive officers under the Executive Plan, was less than the maximum bonus provided under the Executive Plan formula due to the Compensation Committee's exercise of its discretion to reduce the maximum bonus to the bonus derived using the Employee Plan formula, as described herein. Although Dr. Barrett's BSBT was 55% of the average total target compensation disclosed by the selected peer group, due to the high variability in the company's total compensation program and to the company's strong 2000 financial performance, his actual cash compensation (base salary and bonus) for 2000 was 106% of the average total actual cash compensation disclosed by the selected peer group.

    In 2000, the Compensation Committee awarded Dr. Barrett a stock option to purchase 200,000 shares of stock. This option first becomes exercisable in 2005. In 2000, the company also contributed $19,500 to Dr. Barrett's account under the tax-qualified retirement plan and allocated $378,200 to Dr. Barrett's account under the non-qualified retirement plan, based on the company's 2000 results. In general, Dr. Barrett's retirement plan accounts are available to Dr. Barrett only upon retirement, termination, disability or death.

    The Compensation Committee is pleased to submit this report to the stockholders with regard to these matters.

Compensation Committee:

Jane E. Shaw, Chairman	Winston H. Chen
John P. Browne	David S. Pottruck

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    None of the company's executive officers has employment or severance arrangements with the company.

EXECUTIVE COMPENSATION

    The following tables set forth the annual compensation for the company's Chief Executive Officer during 2000 and the four most highly compensated executive officers of the company, other than the Chief Executive Officer, serving as executive officers at the end of 2000.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards (3)
Annual Compensation
Securities Underlying Options (#)(4)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)		All Other Compensation ($)(5)
Craig R. Barrett President and Chief Executive Officer	2000 1999 1998	575,000 525,000 454,200	2,784,700 2,591,300 1,789,800	— — 35,500	200,000 216,000 1,488,000	397,700 292,500 328,700
Andrew S. Grove Chairman of the Board	2000 1999 1998	525,000 500,000 490,000	2,542,900 2,467,900 1,926,800	— — —	200,000 216,000 1,488,000	375,600 305,700 406,900
Gerhard H. Parker Executive Vice President General Manager, New Business Group	2000 1999 1998	320,000 310,000 290,000	1,305,500 1,286,400 989,700	— — —	108,000 108,000 128,000	201,800 163,900 207,400
Paul S. Otellini Executive Vice President General Manager, Intel Architecture Group	2000 1999 1998	300,000 266,000 243,800	1,293,500 1,109,300 812,200	— — —	120,000 108,000 128,000	177,500 136,100 176,600
Andy D. Bryant Executive Vice President Chief Financial and Enterprise Services Officer	2000 1999 1998	260,000 240,000 204,000	1,309,400 1,060,700 760,000	— — —	90,000 90,000 96,000	166,100 126,400 136,300

(1)
This amount includes the bonuses paid under the Executive Plan and the Employee Cash Bonus Plan for 1998, 1999 and 2000. Mr. Bryant also received an additional $25,000 bonus for 2000, in recognition of his expanded responsibilities and services during the year.

(2)
Mr. Barrett received reimbursement for an apartment near corporate headquarters and related taxes in 1998.

(3)
The company does not offer any restricted stock awards, stock appreciation rights or other long-term incentive programs.

(4)
Indicates number of shares of common stock underlying options.

(5)
All amounts listed in this column are composed of discretionary company contributions made under the company's non-qualified, defined contribution retirement plan and discretionary company contributions of $19,500 ($20,000 in each of 1999 and 1998) for each of the named executives to the company's qualified, broad-based defined contribution retirement plan. These amounts are to be paid out to the named executives (or any other plan participant) only upon retirement, termination, disability or death.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year (2)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
	Number of Securities Underlying Options Granted (#)(1)
			Exercise or Base Price ($/Share)(3)
				Expiration Date
Name					5%	10%
C. Barrett	200,000	0.12%	61.19	4/25/10	7,696,100	19,503,400
A. Grove	200,000	0.12%	61.19	4/25/10	7,696,100	19,503,400
G. Parker	108,000	0.07%	61.19	4/25/10	4,155,900	10,531,800
P. Otellini	120,000	0.07%	61.19	4/25/10	4,617,700	11,702,100
A. Bryant	90,000	0.06%	61.19	4/25/10	3,463,200	8,776,500

(1)
These options are first exercisable in 2005.

(2)
Based upon a total of 162,767,783 shares subject to options granted to employees under Intel's option plans in 2000.

(3)
Under all stock option plans, the option purchase price is equal to the fair market value at the date of the grant. All of these options were granted on April 25, 2000 and have been adjusted to reflect the July 2000 stock split.

(4)
In accordance with Securities and Exchange Commission rules, these columns show gains that could accrue for the respective options, assuming that the market price of Intel common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executives from these options will be zero.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 30, 2000 (#)(1)
					Value of Unexercised In-the-Money Options at December 30, 2000 ($)(2)
	Shares Acquired on Exercise (#)
		Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
C. Barrett	557,952	27,653,496	2,496,000	2,528,000	67,383,600	28,214,500
A. Grove	1,344,000	64,642,234	1,128,000	2,408,000	22,723,800	29,101,200
G. Parker	390,144	23,633,921	879,200	1,464,000	23,201,000	16,107,900
P. Otellini	584,500	34,360,876	1,448,000	1,476,000	37,849,600	16,107,900
A. Bryant	192,000	10,028,583	80,000	1,236,000	1,800,200	21,701,700

(1)
These amounts represent the total number of shares subject to stock options held by the named executives at December 30, 2000. These options were granted on various dates during the years 1991 through 2000.

(2)
These amounts represent the difference between the exercise price of the stock options and the closing price of Intel common stock on December 29, 2000 (the last day of trading for the fiscal year ended December 30, 2000) for all in-the-money options held by the named executive. The in-the-money stock option exercise prices range from $1.46 to $19.00. These stock options were granted at the fair market value of the stock on the grant date.

PENSION PLAN TABLE

	Years of Service
Eligible Compensation	15	20	25	30	35
$170,000 and above	$32,277	$43,036	$53,795	$64,554	$75,313

    The Pension Plan provides for minimum pension benefits that are determined by a participant's years of service credited under the plan, final average compensation, taking into account the participant's Social Security wage base and the value of the participant's company contributions, plus earnings, in the Profit Sharing Retirement Plan. If the annuity value of the participant's Profit Sharing Retirement Plan account balance exceeds the pension guarantee, the participant will receive benefits from the Profit Sharing Retirement Plan only. Compensation includes regular earnings and most bonuses. However, maximum eligible compensation for 2000 is $170,000, in accordance with Internal Revenue Code Section 401(a)(17). This amount is subject to cost-of-living adjustments in accordance with Internal Revenue Code Section 415(d). The table illustrates the estimated annual benefits payable in the form of a straight-life annuity upon retirement at age 65 under the pension plan to persons in the specified compensation and years of service classifications for Social Security benefits. The Employee Retirement Income Security Act of 1974 contains certain limitations on the amount of benefits that may be paid under pension plans qualified under the Internal Revenue Code. The amounts shown are subject to reduction to the extent that they exceed such limitations but are not subject to reduction for Social Security benefits.

    For each of the employees named in the Summary Compensation Table, the years of credited service as of year-end 2000 under the company's pension plan are as follows: Dr. Barrett (26); Dr. Grove (32); Dr. Parker (31); Mr. Otellini (26); and Mr. Bryant (19).

REPORT OF THE AUDIT COMMITTEE

    The Securities and Exchange Commission rules now require the company to include in its proxy statement a report from the Audit Committee of the Board. The following report concerns the Committee's activities regarding oversight of the company's financial reporting and auditing process.

    The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

    As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

    The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

    Among other matters, the Audit Committee monitors the activities and performance of the company's internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the company's independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the company's internal compliance programs.

    The Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor, management represented to the Committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

    The company's independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with the independent auditor that firm's independence.

    Following the Committee's discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the company's annual report on Form 10-K for the year ended December 30, 2000.

  Audit Committee:

Winston H. Chen, Chairman	D. James Guzy
John P. Browne	David S. Pottruck

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

    Ernst & Young LLP has been the company's independent auditor since its incorporation in 1968 and at the recommendation of the Audit Committee of the Board has been selected by the Board of Directors as the company's independent auditor for the fiscal year ending December 29, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management and the Board of Directors will review their future selection of auditors.

    Representatives of Ernst & Young LLP attend most meetings of the Audit Committee of the Board. The Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the Audit Committee and its activities with Ernst & Young LLP can be found in the following sections of this proxy statement: "Board Committees and Meetings," "Report of the Audit Committee," and Exhibit A.

    A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

    The following table shows the fees paid or accrued by the company for the audit and other services provided by Ernst & Young LLP for fiscal year 2000.

Audit Fees (1)	$4,056,000
Financial Information Systems Design and Implementation Fees	$0
All Other Fees (2)	$5,890,000
Total	$9,946,000

(1)
Audit services of Ernst & Young LLP for 2000 consisted of the examination of the consolidated financial statements of the company and quarterly review of financial statements.

(2)
"All Other Fees" includes $3,812,000 for audit-related services, including, among other items, statutory, benefit plan and distributor audits, and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to periodic reports at international locations, and $2,078,000 for other services, including, among other items, tax services and accounting consulting.

Recommendation of the Board

The Board recommends a vote "FOR" the ratification of appointment of Ernst & Young LLP as the company's independent auditor for 2001.

ADDITIONAL MEETING INFORMATION

    Meeting Proposals. At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the annual meeting. If other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

    Proxy Solicitation. The expense of solicitation of proxies will be borne by the company. The company has retained D. F. King & Co., Inc. to solicit proxies for a fee of $11,500 plus a reasonable amount to cover expenses. Certain of the company's directors, officers and other employees, without additional compensation, may also solicit proxies personally or by written communication, telephone or other electronic means. The company is required to request that brokers and nominees who hold stock in their name furnish the company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in doing so.

OTHER MATTERS

    Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's directors and executive officers, among others, to file with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market, Inc. an initial report of ownership of the company's stock on Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the company with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting rules. As a matter of practice, the company's administrative staff assists the company's executive officers and directors in preparing initial reports of ownership and reports of changes in ownership, and in filing these reports on their behalf.

    Based solely on a review of the copies of such forms furnished to the company, and on written representations from certain reporting persons, the company believes that during fiscal 2000, all of its executive officers and directors filed the required reports on a timely basis under Section 16(a).

    2002 Stockholder Proposals or Nominations. From time to time, stockholders of the company submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the company's 2002 proxy statement. Any such stockholder proposals must be submitted in writing to the Secretary of the company at M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119 no later than December 12, 2001. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the company's proxy statement. The Corporate Governance Committee of the Board reviews stockholder proposals and makes recommendations to the Board for action on such proposals.

    Alternatively, under the company's Bylaws, a proposal or a nomination that the stockholder does not seek to include in the company's proxy statement pursuant to Rule 14a-8 may be submitted in writing to the Secretary of the company for the 2002 annual stockholders' meeting not less than 45 days or more than 120 days prior to the anniversary of the date on which the company first mails its proxy materials for the 2001 annual meeting, unless the date of the 2002 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2001 annual meeting. For the company's 2002 annual meeting, this means that any such proposal or nomination must be submitted no earlier than December 12, 2001 and no later than February 25, 2002. If the date of the 2002 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2001 annual meeting, the stockholder must submit any such proposal or nomination no later than the close of business on the later of the 60th day prior to the 2002 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder's submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of common stock of the company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder. Stockholders should contact the Secretary of the company in writing at M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95052-8119 to make any submission or to obtain additional information as to the proper form and content of submissions.

    Financial Statements. The company's financial statements for the year ended December 30, 2000 are included in the company's 2000 Annual Report to Stockholders. Copies of the annual report are being sent to the company's stockholders concurrently with the mailing of this proxy statement. Intel encourages its stockholders to conserve natural resources, as well as reduce mailing and printing costs, by signing up for electronic delivery of Intel stockholder communications at www.icsdelivery.com/intel. For more information, see "Electronic Delivery of Intel Stockholder Communications" on page 2. If you have not received or had access to the annual report, please call Intel Investor Relations at (408) 765-4994, and a copy will be sent to you. The company's annual report and this proxy statement are available on our Investor Relations Web site (www.intc.com).

COMMUNICATING WITH INTEL

    From time to time, we receive calls from stockholders asking how they can communicate with the company. The following communication options are available.

•
If you would like to receive information about Intel, you may use one of the following methods:

1.
Intel's home page on the Internet, located at www.intel.com, gives you access to product and marketing data as well as job listings. Intel's Investor Relations site, located at www.intc.com, contains company press releases, financial information and stock quotes, as well as links to the company's SEC filings. An online version of this proxy statement is located at www.intel.com/intel/finance/proxy01 and Intel's 2000 Annual Report to Stockholders is located at www.intc.com/intel/annua100/index2.htm.

2.
To have information such as the company's latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please call Intel's transfer agent, Computershare Investor Services, LLC, at (800) 298-0146 (within the U.S. and Canada) or (312) 360-5125 (outside the U.S. and Canada, call collect).

•
If you would like to contact us, please call Intel Investor Relations at (408) 765-4994, or send your correspondence to the following address:

    Intel Corporation
    2200 Mission College Blvd.
    Santa Clara, CA 95052-8119 USA
    Attn: Investor Relations, RN5-24

    We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of Intel stockholder communications at www.icsdelivery.com/intel. For more information, see "Electronic Delivery of Intel Stockholder Communications" on page 2.

                      By Order of the Board of Directors

                      By: F. THOMAS DUNLAP, JR.
                       Secretary

Santa Clara, California
Dated: April 11, 2001

EXHIBIT A

AUDIT COMMITTEE CHARTER

The Purpose of the Audit Committee

    The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

    The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee's members in business, financial and accounting matters.

Membership

    The Audit Committee is comprised of at least three directors who meet the independence and qualification requirements as provided in the applicable Marketplace Rules of The Nasdaq Stock Market. Appointment to the Committee, including the designation of the Chair of the Committee, shall be made on an annual basis by the full Board upon recommendation of the Nominating Committee.

Responsibilities

The Audit Committee:

•
and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent auditor. The Audit Committee recommends the selection and the discharge of the independent auditor to the Board of Directors. The independent auditor, in its capacity as an independent public accounting firm, is to be informed that it is responsible to the Board of Directors and the Audit Committee as representatives of the stockholders.

•
on at least an annual basis obtains from the independent auditor a formal written statement delineating all relationships between the independent auditor and the company, consistent with standards set by the Independence Standards Board. The Audit Committee discusses with the independent auditor relationships and services that in the view of the Committee may affect auditor objectivity or independence. If the Committee is not satisfied with the auditor's assurances of independence, the Committee takes or recommends to the full Board appropriate action to ensure the independence of the independent auditor.

•
reviews the audit fee, the independent auditor's non-audit services and factors related to the independence of the auditor such as the extent to which non-audit services have been performed.

•
meets with the internal and external auditors to review their audit plans, the audit scope, and the results of their audit work with regard to the adequacy and appropriateness of the accounting and financial controls of the corporation.

•
reviews annually the performance of both the internal audit group and the independent auditor in executing these plans and meeting their objectives.

A-1

•
reviews the use of auditors other than the independent auditor in cases such as management's request for second opinions.

•
reviews with the independent auditor its judgments as to the quality, not just the acceptability, of the company's accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards.

•
reviews and discusses with management the audited financial statements, management's evaluations of the company's internal controls, overall quality of the company's financial reporting, related auditor views and the basis for audit conclusions, and, if deemed appropriate, recommends to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year.

•
reviews and discusses management and independent auditor presentations to the Audit Committee with regard to various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

•
reviews matters related to the corporate compliance activities of the corporation, including the review of reports from the corporation's Compliance Oversight Committee and other related groups.

•
reviews and reassesses the adequacy of its charter annually and determines whether to recommend to the full Board if the Audit Committee charter should be reaffirmed or modified.

•
publishes the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

•
when appropriate, is authorized to designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

    The Chairman of the Audit Committee is to be contacted directly by the Internal Audit Director or the independent auditor (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed.

A-2

Directions to the Santa Clara Convention Center
5001 Great America Parkway, Santa Clara, California

The Santa Clara Convention Center is located at the corner of Great America Parkway and Tasman Drive. There is parking in front of the building and in a large parking garage behind the Center. There is NO CHARGE for parking.

From San Francisco	From San Jose/Monterey/Morgan Hill
Take 101 South to the Great America Parkway exit. Go East onto Great America Parkway (a left turn). Follow for 1 1/2 miles to Tasman Drive. Turn right onto Tasman Drive, and the Center will be on your left.	Take 101 North to the Great America Parkway exit. Go East onto Great America Parkway (a right turn). Follow for 1 1/2 miles to Tasman Drive. Turn right onto Tasman Drive, and the Center will be on your left.
From Oakland	From Sacramento/Walnut Creek/Dublin
Take 880 South to 237 West. Turn left at the Great America Parkway exit. Follow for about 3/4 mile. Turn left onto Bunker Hill Drive (the Westin Hotel will be on your left). This will bring you directly into the parking garage for the Center and hotel.	Take 680 South to Calaveras Highway/237 West. See directions from Oakland (237 West).
From Santa Cruz/Los Gatos
Take 880 North to 101 North. See directions from San Jose.

Annual Meeting of Stockholders
Intel Corporation
May 24, 2001 --- 10:00 a.m. (Pacific Time)

Santa Clara Convention Center
5001 Great America Parkway
Santa Clara, California

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

PROXY	INTEL CORPORATION 2200 Mission College Blvd., Santa Clara, California 95052-8119	PROXY

Proxy Solicited by Board of Directors for Annual Meeting --- May 24, 2001

ANDREW S. GROVE, CRAIG R. BARRETT and F. THOMAS DUNLAP, JR., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2001 Annual Stockholders' Meeting of Intel Corporation to be held on Thursday, May 24, 2001 or at any postponement or adjournment thereof. Share represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Item 1 (Election of Directors) and FOR Item 2 (Appointment of Ernst & Young LLP as the company's independent auditor for 2001).

If you participate in the Intel Stock Fund through the 401(k) Savings Plan or the Puerto Rico Retirement Savings Plan, your proxy represents the number of shares in your plan account as well as other shares registered in your name. For shares in your plan account, your proxy will serve as voting instructions for Mellon Bank, N.A., the 401(k) plan trustee, Banco Popular de Puerto Rico plan trustee, or their designee(s). If Mellon Bank, Banco Popular or their designee(s) do not receive voting instructions for shares in your plan account, those shares will be voted in the same proportion as other plan participants' shares for which Mellon Bank, Banco Popular or their designee(s) have received voting instructions. Your vote with respect to shares in your plan account will be kept confidential–only total results will be reported at the annual meeting or to Intel.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address Changes:

If you made address changes above, please mark the box on the reverse side.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD
USING THE ENCLOSED ENVELOPE

(Continued and to be signed on the reverse side)

SEE REVERSE SIDE

INTEL CORPORATION C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735 AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717	VOTE BY INTERNET–www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2001. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE–1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2001. Please have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL–
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Intel Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
CONTROL NUMBER
ACCOUNT NUMBER	NAME
PAGE 2 OF 2
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X	INTEL 1 KEEP PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
INTEL CORPORATION The Board of Directors recommends a vote FOR proposals 1 and 2.
1.	To elect a board of directors to hold office until the next annual stockholders' meeting or until their respective successors have been elected or appointed.		For All / /	Withhold All / /	For All Except / /	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below
	01) Craig R. Barrett 02) John P. Browne 03) Winston H. Chen 04) Andrew S. Grove 05) D. James Guzy 06) Reed E. Hundt	07) David S. Pottruck 08) Jane E. Shaw 09) Leslie L. Vadasz 10) David B. Yoffie 11) Charles E. Young
2.	To ratify the appointment of Ernst & Young LLP as the company's independent auditor for 2001.					For / /	Against / /	Abstain / /
If you plan to attend the meeting in person, please check the box to the right. Mark here for address changes and note on the reverse.	/ / / /	AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717
Signature (PLEASE SIGN WITHIN BOX)	Date	P24328	Signature (Joint Owners)	Date	458140100 24

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Directions to the Santa Clara Convention Center 5001 Great America Parkway, Santa Clara, California